UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2013

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2013, Glu Mobile Inc. (the "Company") and MGM Interactive Inc. ("MGM") entered into a warrant initially exercisable to purchase up to 3,333,333 shares of the Company’s common stock (the "Warrant Shares") at an initial exercise price of $3.00 per share (the "Warrant"), subject to adjustments for dividends, reorganizations and other common stock events. The Warrant expires on July 15, 2018.

The Warrant Shares are subject to the following vesting schedule:

(a) 333,333 of the Warrant Shares vested and became exercisable on July 15, 2013;

(b) an additional 333,333 of the Warrant Shares will vest and become exercisable on each date on which the Company commercially releases a new mobile game (each, a "New Game") that is based on a mutually agreed intellectual property of MGM (excluding any localizations, updates, alterations or upgrades to any previously commercially released New Game) or a sequel to a previously released New Game; provided that (1) no Warrant Shares will vest in respect of the commercial release of, or otherwise in connection with, the mobile game that the Company is currently developing based on MGM’s ROBOCOP intellectual property, (2) 333,333 of the Warrant Shares will vest and become exercisable on the commercial release of a New Game pursuant to a license agreement between the Company and MGM that was entered into concurrently with the Warrant, and (3) the vesting of the Warrant Shares related to the commercial release of a new mobile game based on the JAMES BOND intellectual property will be governed by paragraph (c) below rather than this paragraph (b); and

(c) an additional 1,000,000 of the Warrant Shares will vest and become exercisable on the date (if any) on which the Company commercially releases a new mobile game based on a mutually agreed license to the JAMES BOND intellectual property (a "Bond Title"), with an additional 1,000,000 of the Warrant Shares vesting and becoming exercisable on each date (if any) on which the Company commercially releases a new Bond Title or a sequel to a previous Bond Title (excluding any localizations, updates, alterations or upgrades to any previously commercially released Bond Title); provided that the Company will have no right to develop any mobile game based on the JAMES BOND intellectual property until such time (if ever) as MGM and the Company negotiate terms therefor, and enter into a definitive agreement wherein MGM grants to the Company the right to develop and distribute a mobile game based upon the JAMES BOND intellectual property, and that the execution of such agreement will be subject to any required third party approvals.

The Warrant is exercisable only for cash. If the Warrant is fully exercised in accordance with its terms, the Company will receive approximately $10 million in proceeds.

The Warrant also provides that the Company will file a registration statement with the Securities and Exchange Commission to register the shares of common stock that are issued upon exercise of the Warrant no later than September 13, 2013.

Item 3.02 Unregistered Sales of Equity Securities.

The discussion of the Warrant in Item 1.01 above is incorporated into this Item 3.02 by this reference. The Warrant and the Warrant Shares were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, provided by Section 4(2) and/or Regulation D, Rule 506 promulgated thereunder, as a transaction with an accredited investor not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

July 17, 2013	By:	/s/ Scott J. Leichtner

Name: Scott J. Leichtner
Title: Vice President, General Counsel and Secretary